UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2009

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2009, Orange 21 Inc. (the “Company”) entered into a Settlement Agreement and Mutual General Release (the “Agreement”), dated as of April 28, 2009, by and among the Company’s three wholly owned subsidiaries, Spy Optic, Inc., Spy S.r.l. (“Spy Italy”) and LEM S.r.l. (collectively, the “Orange 21 Parties”), on the one hand, and Mark Simo, Simo Holdings, Inc. (fka No Fear, Inc.)(“No Fear”), No Fear Retail Stores, Inc. (“No Fear Retail”) and MX No Fear Europe SAS (“MX No Fear,” and together with No Fear, No Fear Retail and Mark Simo, the “No Fear Parties”). The Agreement relates to various disputes among the parties regarding outstanding accounts receivable owed to the Company by No Fear Retail and MX No Fear and certain claims by Mr. Simo regarding his compensation for services he rendered as Chief Executive Officer of the Company.

Pursuant to the Agreement, No Fear and its subsidiaries agreed to pay all outstanding accounts receivable due to the Company as follows: (1) an aggregate of €307,414.81 to Spy Italy on the execution of the Agreement, approximately €46,000 of which is being satisfied by a return of certain goggle products and (2) an aggregate of $428,935.92 in the U.S., $71,489.32 of which was paid on the execution of the Agreement with the remainder paid in monthly installments of $71,489.32 over five months (the “Installment Payments”). In exchange, the Company agreed to provide Mr. Simo, or such other No Fear parties as Mr. Simo may designate, with product credits in the aggregate amount of $600,000, less applicable payroll tax withholdings, to purchase products from the Company. The product credits accrue as follows: (1) $350,000 on the execution of the Agreement and (2) $50,000 per month for five months thereafter subject to payment of the applicable Installment Payment in full.

Additionally, pursuant to the Agreement, No Fear issued to the Company a promissory note in the amount of $357,446.60 (the “Note”) to memorialize the Installment Payments. Interest of 10%, compounded annually, will accrue if No Fear fails to make timely payment of any of the Installment Payments. The Note is secured by a pledge of 446,808 shares of the Company’s common stock held by No Fear, pursuant to a stock pledge agreement.

Pursuant to the Agreement, the Orange 21 Parties on the one hand and the No Fear Parties on the other hand each released the other with respect to any and all claims arising from or related to past dealings of any kind between the parties.

The Agreement was signed on April 28, 2009, but its effectiveness was conditioned upon receipt of all funds required to be delivered on execution, which did not occur until April 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 6, 2009	ORANGE 21 INC.

	By:	/s/ A. Stone Douglass
A. Stone Douglass
Chief Executive Officer